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                                                                   EXHIBIT 10.3
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                Amendment to Definition of Registrable Shares
                  in Section 8.1 of the Series G Convertible
                Preferred Stock and Warrant Purchase Agreement
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     Section 8.1 of the Series G Convertible Preferred Stock and Warrant

Purchase Agreement dated as of September 9, 1994, as amended, between the

Company and certain holders of securities of the Company (the "Purchase

Agreement") is amended by deleting the proviso to the definition of

"Registrable Shares" under Section 8.1 of the Purchase Agreement in its entirety and inserting in lieu thereof the following:

"PROVIDED, HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act ("Rule 144"), (ii) with respect to a holder of Registrable Shares, if all of the Registrable Shares held by such holder (A) may be sold by the holder within a 90-day period pursuant to Rule 144, (B) may be sold by the holder pursuant to Rule 144(k) or (C) do not constitute "restricted securities" under Rule 144 because such Registrable Shares were acquired by such holder pursuant to Regulation S under the Securities Act, or (iii) upon any sale in any manner to a person or entity which, by virtue of Section 9(b) of this Agreement is not entitled to the rights provided by this Section 8."